Exhibit 17(d)

Exhibit 17(d)

YOUR VOTE IS VERY IMPORTANT!

PLEASE SIGN, DATE AND RETURN THIS

PROXY CARD IN THE

ENCLOSED ENVELOPE TODAY

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it at hand.

2. Call toll-free 1-866-241-6192 or go to website: https://vote.proxy-direct.com

3. Enter the 14-digit number located in the shaded box from your Proxy Card.

4. Follow the recorded or on-screen directions.

5. Do not mail your Proxy Card when you vote by phone or Internet.

Please detach at perforation before mailing.

SUNAMERICA FOCUSED SERIES, INC.

PROXY

FOCUSED MID-CAP VALUE PORTFOLIO

PROXY

3200 Plaza 5

Jersey City, NY 07311

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of the Focused Mid-Cap Value Portfolio, a series of SunAmerica Focused Series, Inc. (the “Corporation”), hereby appoints James Nichols, Donna Handel, John Genoy, Gregory Bressler, Kathleen Fuentes, John E. McLean and Joseph Duronio and each of them, the attorneys and proxies for the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of common stock of the Focused Mid-Cap Value Portfolio standing in the name of the undersigned as of the close of business on July 31, 2009, at a, Special Meeting of Shareholders (the “Special Meeting”) to be held at the offices of SunAmerica Asset Management Corp., Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311 at 9:00, a.m. (Eastern time), on Friday October 16, 2009, and any all adjournments and postponement thereof, with all powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Combined Prospectus/Proxy Statement for the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Combined Prospectus/Proxy Statement dated August [26], 2009 and hereby revokes any proxy previously given.

The votes entitled to be cast by the undersigned, will be cast in the manner directed herein by the undersigned shareholder. If no direction is made, the votes entitled to be cast by the undersigned will be cast “FOR” the Proposals.

By signing and dating the reverse side of this card, you authorize the proxies to cast all votes you are entitled to cast at the Special Meeting as marked, or if not marked, to vote “FOR” the Proposals, and to use their discretion to vote for any other matter as may properly come before the Special Meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com

VOTE VIA THE TELEPHONE: 1-866-241-6192

Note: Please sign exactly as name appears on the records of the Fund and date. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s)

Signature(s)

Date

072209_SIF_20484

YOUR VOTE IS VERY IMPORTANT!

PLEASE SIGN, DATE AND RETURN THIS

PROXY CARD IN THE

ENCLOSED ENVELOPE TODAY

Please detach at perforation before mailing.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:    ☐

The Board of Directors of the Fund unanimously recommends a vote FOR the approval of the following Proposals.

1. To consider a proposal to approve an Agreement and Plan of Reorganization pursuant to which the Focused Mid-Cap Value Portfolio would transfer all of its assets to the Focused Small-Cap Value Portfolio, also a series of the Corporation, in exchange solely for the assumption of the Focused Mid-Cap Value Portfolio’s liabilities by the Focused Small-Cap Value Portfolio and Class A, Class B and Class C shares of the Focused Small-Cap Value Portfolio, which shares will be distributed by the Focused Mid-Cap Value Portfolio to the holders of its shares in complete liquidation, thereof; and

FOR ☐

AGAINST ☐

ABSTAIN ☐

2. To transact such other business as may properly be presented at the Special Meeting or any adjournment or postponement thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

072209_SIF_20484